Amended
                            Restated
                          Certificate
                              of
                         Incorporation
                              OF
                      Westvaco Corporation
                          (Composite)
           299 PARK AVENUE, NEW YORK, NEW YORK 10171

                          APRIL, 1997


AMENDED
RESTATED CERTIFICATE OF INCORPORATION
of
WESTVACO CORPORATION
(Composite)

The following sets forth the provisions of the Restated Certificate of Incorporation of Westvaco Corporation adopted by the Board of Directors of the Corporation on April 22, 1986 and filed with the Secretary of State of Delaware on May 23, 1986, as last amended in Article FOURTH by the shareholders on February 25, 1997, which amendment was filed with the Secretary of State of Delaware on March 10, 1997.

FIRST: The name of this Corporation is Westvaco Corporation.

SECOND: The address of its registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 310,044,170 of which 44,170 shares shall be Cumulative Preferred Stock of the par value of $100 per share, 10,000,000 shares shall be Preferred Stock without par value, and 300,000,000 shares shall be Common Stock of the par value of $5 per share. No holder of any stock of the Corporation of any class, now or hereafter authorized, shall have any preemptive right to subscribe to any or all additional issues of stock of the Corporation of any or all classes.

A. Provisions Relating to Cumulative Preferred Stock

1. The Cumulative Preferred Stock may be issued from time to time in one or more series, each such series to have such designation, preferences and relative optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in any resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

2. Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article Fourth, to authorize the issue of one or more series of Cumulative Preferred Stock and with respect to each series to fix by resolution or resolutions providing for the issue of such series:

a. The number of shares to constitute such series (which number may be increased or decreased by action of the Board of Directors of the Corporation as provided by law) and the distinctive designation thereof;

b. The dividend rate on the shares of such series, not exceeding seven per centum per annum, and the date or dates from which dividends shall accumulate, and also the quarterly dividend dates;

c. The premium, if any (not exceeding $15 per share), over and above the par value thereof and any accrued dividends thereon, payable upon the redemption of shares otherwise than by or through a retirement or sinking fund;

d. Whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund and if so the terms and provisions relative to the operation thereof, including the premium, if any (not exceeding $15 per share), over and above the par value thereof and any accrued dividends thereon, payable upon redemption by or through such a fund;

e. Whether or not the shares of such series shall be made convertible into or exchangeable for the shares of any other class or classes, or of any other series of the same class of stock, of the Corporation, and if made so convertible or exchangeable the conversion price or prices or the rate or rates of exchange at which such conversion or exchange may be made and the method (if any) of adjusting the same; and

f. The amount of premium, if any (not exceeding S15 per share), over and above the par value thereof and any accrued dividends thereon, which shares of any such series shall be entitled to receive upon the voluntary liquidation, dissolution or winding-up of the Corporation.

All shares of any one series of Cumulative Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the date from which dividends thereon shall accumulate; and all series shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of this Section A.

3. The holders of shares of Cumulative Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, dividends at the respective rates per annum fixed for the shares of the respective series payable quarterly on such dates as shall be fixed by the Board of Directors, which dividends shall be cumulative as to each share from the quarterly dividend date next preceding the date of issue thereof, or from the date of issue, if that be a quarterly dividend date, and shall be payable quarterly on the quarterly dividend dates to the shareholders of record on such day preceding the respective quarterly dividend date as the Board of Directors shall determine, provided that the amount of the first dividend payable with respect to shares of any particular series may be fixed by the Board of Directors at less than the amount of a full quarterly dividend and shall be cumulative only as to the amount so fixed.

If for any quarterly dividend period or periods dividends shall not have been paid or declared and set apart for payment upon all outstanding shares of Cumulative Preferred Stock at the rates determined for the respective series, the deficiency shall be fully paid or declared and set apart for payment before any dividends shall be declared or paid upon or set apart for payment on the Common Stock or on any other class of stock at any time ranking junior to the Cumulative Preferred Stock with respect to the payment of dividends; provided, however, that dividends in full shall not be declared and set apart for payment or paid on the Cumulative Preferred Stock of any series for any quarterly dividend period unless dividends in full have been or are contemporaneously declared and set apart for payment or paid on the outstanding Cumulative Preferred Stock of all series for all the quarterly dividend periods terminating on the same or an earlier date. When dividends are not paid in full the shares of all series of the Cumulative Preferred Stock shall share ratably in the payment of dividends, including accumu-lations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full. Accumulations of dividends shall not bear interest.

In no event, so long as any Cumulative Preferred Stock shall remain outstanding, shall any dividend whatsoever (other than dividends payable in stock ranking junior to the Cumulative Preferred Stock with respect to priority both in payment of dividends and upon dissolution, liquidation or winding-up of the Corporation) be declared or paid upon, nor shall any distribution be made upon, any class of stock of the Corporation ranking junior to the Cumulative Preferred Stock with respect either to the payment of dividends or upon dissolution, liquidation or winding-up of the Corporation, nor shall any shares of any such class be purchased by the Corporation or by any Subsidiary, nor shall any shares of any such class be redeemed by the Corporation, nor shall any moneys be paid or made available for any such purchase or redemption of any shares of any such class of stock, if

[i] Dividends on all outstanding shares of Cumulative Preferred Stock for all past quarterly dividend periods shall not have been paid; or

[ii] The Corporation shall have failed to set apart for, or apply to, the retirement of Cumulative Preferred Stock all amounts then or theretofore required to be set apart, or applied, by the retirement or sinking fund provisions, if any, with respect to shares of any series of the Cumulative Preferred Stock; or

[iii] The aggregate amount of payments for all dividends, distributions, purchases and redemptions as to any class of stock ranking junior to the Cumulative Preferred Stock with respect to priority either in payment or dividends or upon dissolution, liquidation or winding-up of the Corporation (including the payment to be then made but excluding dividends in stock ranking junior to the Cumulative Preferred Stock in both such respects) made subsequent to the close of the fiscal year next preceding the first issuance of any shares of Cumulative Preferred Stock shall exceed the sum of (A) the Consolidated Net Income of the Corporation and its Subsidiaries (but after deduction of all dividends and distributions upon the Cumulative Preferred Stock) from and after the close of the aforesaid fiscal year,
(B) $2,000,000, and (C) the aggregate net consideration received by the Corporation from the issue or sale subsequent to the close of the aforesaid fiscal year of shares of stock of the Corporation ranking junior to the Cumulative Preferred Stock with respect to priority both in payments of dividends and upon dissolution, liquidation or winding-up of the Corporation (which net consideration, to the extent it may consist of tangible property rather than cash, shall be taken at the fair value of such property as determined by the Board of Directors); or

[iv] Immediately after making such payment, distribution, purchase or redemption, the Consolidated Net Tangible Assets of the Corporation and its Domestic Subsidiaries shall be less than 200% of the sum of (A) the Consolidated Funded Indebtedness of the Corporation and its Domestic Subsidiaries, and (B) the par value of all the then outstanding shares of Cumulative Preferred Stock; unless such action has been approved by the affirmative vote of the holders of 66 2/3% of all the shares of Cumulative Preferred Stock then outstanding as a class given at a meeting of which notice shall have been given to the holders of Cumulative Preferred Stock.

4. Upon the dissolution, liquidation or winding-up of the Corporation the holders of shares of Cumulative Preferred Stock of each and every series shall be entitled to receive, out of the assets of the Corporation (whether capital or surplus), the following amounts before any payment shall be made on any class of stock ranking junior to the Cumulative Preferred Stock upon dissolution, liquidation or winding-up:

[i] In case of any involuntary dissolution or liquidation or winding-up of the Corporation the holder of each share of Cumulative Preferred Stock of each series shall be entitled to receive cash in an amount equal to the par value thereof together with a sum equivalent to all dividends (whether or not earned or declared) on such stock accrued and unpaid thereon to the date of the final distribution to the holders of Cumulative Preferred Stock at the rates fixed for the shares of the different series respectively; or

[ii] In case of any voluntary dissolution or liquidation or winding-up of the Corporation the holder of each share of Cumulative Preferred Stock of each series shall be entitled to receive cash in an amount equal to the par value thereof, plus such premium, if any, as shall have been fixed by the Board of Directors for shares of the respective series, together with a sum equivalent to all dividends (whether or not earned or declared) on such stock accrued and unpaid thereon to the date of the final distribution to the holders of Cumulative Preferred Stock at the rates fixed for the shares of the different series respectively.

The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall be deemed a voluntary dissolution, liquidation or winding-up of the Corporation for the purposes of this paragraph 4, but the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, shall not be deemed to be a dissolution, liquidation or winding-up, voluntary or involuntary, for the purposes of this paragraph 4.

If the assets distributable upon such dissolution, liquidation or winding-up, whether voluntary or involuntary, shall be insufficient to permit the payment to holders of the Cumulative Preferred Stock of the full amounts aforesaid, then said assets shall be distributed among the holders of the Cumulative Preferred Stock pro rata to the amounts the respective holders of such shares of stock would be entitled upon payment of the full amounts aforesaid. After payment to holders of Cumulative Preferred Stock of the full preferential amounts aforesaid, the holders of Cumulative Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

5. The Corporation shall have the right to redeem the Cumulative Preferred Stock of any series at any time, either in whole or in such portions as from time to time the Board of Directors may determine, at the par value thereof, plus an amount equal to accrued and unpaid dividends thereon to the date fixed for redemption (hereinafter referred to as the "Redemption Date"), and in addition thereto the amount of the premium, if any, payable upon such redemption as shall be fixed for the shares of such series by the Board of Directors (the total sum so payable upon any redemption being hereinafter referred to as the "Redemption Price"). At its election the Corporation, on or prior to the Redemption Date, may deposit the aggregate of the Redemption Price of the shares so to be redeemed with such responsible bank or trust company in the Borough of Manhattan, City and State of New York (hereinafter referred to as the "Depositary"), as may be designated by the Board of Directors, in trust for payment on and after the Redemption Date to the holders of the Cumulative Preferred Stock then to be redeemed. If less than the whole amount of the outstanding Cumulative Preferred Stock of any particular series shall be redeemed at any time the shares thereof to be redeemed shall be selected by lot, or in such other manner as the Board of Directors in its discretion may determine. Notice of any such redemption shall be mailed to each holder of record of the shares of Cumulative Preferred Stock so to be redeemed, at his address registered with the Corporation, not more than sixty [60] nor less than thirty [30] days prior to the Redemption Date, and if less than all the shares owned by such shareholder are then to be redeemed the notice shall specify the number of shares thereof which are to be redeemed. Notice of redemption having been so given, the shares therein designated for redemption shall not be entitled to any dividends which may be declared after the Redemption Date specified in such notice, unless default be made in the payment or deposit of the Redemption Price, and on such Redemption Date, or any date prior thereto on which the deposit herein provided for shall have been made, all rights of the respective holders of the said shares, as shareholders of the Corporation by reason of the ownership of such shares, shall cease, except the right to receive the Redemption Price of such shares upon presentation and surrender of their respective certificates representing the said shares (and except also the right to receive from the Depositary on any quarterly dividend date which may intervene between the deposit of moneys and the Redemption Date the amount of such quarterly dividend); and such shares shall not after such Redemption Date or date of deposit be deemed to be outstanding. In case less than all the shares represented by such certificates are redeemed a new certificate shall be issued representing the unredeemed shares.

In case the holder of shares of Cumulative Preferred Stock which shall have been called for redemption shall not, within five [5] years after the Redemption Date, claim the amount deposited with respect to the redemption thereof, and the Depositary shall, upon demand, pay over to the Corporation such unclaimed amount, then the Depositary shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Corporation for the payment thereof. Any interest accrued on any funds so deposited shall belong to the Corporation.

The provisions of this paragraph 5 shall apply to redemptions made for the purpose of complying with the requirements of the retirement or sinking fund provisions with respect to shares of any series of the Cumulative Preferred Stock, provided, however, that the premium, if any, payable upon redemption for retirement fund or sinking fund purposes shall be as fixed for the shares of the particular series by the Board of Directors.
In order to facilitate the redemption of any shares of Cumulative Preferred Stock, the Board of Directors is authorized to cause the transfer books of the Corporation to be closed as to the shares of the particular series to be redeemed.

6. Any shares of Cumulative Preferred Stock which shall at any time have been redeemed, or which shall at any time have been surrendered for cancellation pursuant to the retirement or sinking fund provisions with respect to any series of the Cumulative Preferred Stock, shall be permanently retired and cancelled and shall under no circumstances be reissued, and the Corporation shall from time to time take appropriate corporate action to reduce the authorized number of shares of Cumulative Preferred Stock of the appropriate series accordingly.

7. Regardless of any other provision hereof, if at any time the Corporation shall fail to pay dividends in full upon all the then outstanding shares of the Cumulative Preferred Stock, thereafter and until dividends in full shall have been paid or declared and set apart for payment the Corporation shall not redeem for any purpose any Cumulative Preferred Stock, except as a whole, and neither the Corporation nor any Subsidiary shall purchase any Cumulative Preferred Stock except in accordance with a purchase offer made to all holders of the Cumulative Preferred Stock upon the same terms for shares of any one series; provided, that the Corporation may apply to the anticipation of the annual requirements not yet due of the retirement or sinking fund provisions with respect to any series of Cumulative Preferred Stock, shares of the appropriate series of Cumulative Preferred Stock acquired by it prior to such failure and then held by it as treasury stock.

8. Except as herein or by law expressly provided, the holders of shares of Cumulative Preferred Stock shall have no right to vote for the election of Directors or for any other purpose, or on any other subject, or to be represented at, or to receive notice of, any meeting of shareholders. Whenever,

a. Dividends on any Cumulative Preferred Stock shall be in arrears and unpaid in an aggregate amount equal to or exceeding the amount of the dividends due thereon for one year; or

b. The Corporation shall have failed to set apart for the retirement of Cumulative Preferred Stock any amount then required by the retirement or sinking fund provisions with respect to shares of any series of Cumulative Preferred Stock to be set apart; or

c. After setting any such amount apart the Corporation shall be in default in applying the same in the manner provided in such provisions; thereafter the holders of shares of Cumulative Preferred Stock shall have the right to receive notice of all meeting of shareholders for the election of Directors and at every such meeting the holders of Cumulative Preferred Stock shall have the right to vote for the election of Directors, each share of Cumulative Preferred Stock having such number of votes (but in any case not less than one vote) as shall be equal to the quotient derived from dividing the aggregate number of shares of Cumulative Preferred Stock at such time outstanding into the total aggregate number of votes for the election of Directors to which the outstanding shares of all other classes of stock ranking Junior to the Cumulative Preferred Stock with respect to priority, either in payment of dividends or upon dissolution, liquidation or winding-up of the Corporation, may be collectively entitled; and such voting rights shall continue in the Cumulative Preferred Stock until all accumulated dividends (if any) on the Cumulative Preferred Stock shall have been paid or declared and a sum set apart for the payment thereof, and until all amounts which the Corporation shall have failed to set apart for or to apply to the retirement of any Cumulative Preferred Stock as then required by the provisions for a retirement or sinking fund with respect to shares of any series of Cumulative Preferred Stock shall have been set apart in full, or, as the case may be, shall have been applied in the manner provided, at which time the Cumulative Preferred Stock shall be again excluded from the right to vote and to be represented at and to receive notice of such meetings. The term of office of all persons who may be Directors of the Corporation at the time when the right to vote for Directors shall accrue to the Cumulative Preferred Stock as herein provided shall terminate pursuant to this paragraph 8 upon the election of new Directors at a meeting of shareholders which may be held at any time after the accrual of such voting rights upon like notice as that required for the annual meeting of shareholders and which meeting shall be called by the Secretary of the Corporation upon request of, or may be called by the holders of record of, at least 10% of all the shares of Cumulative Preferred Stock then outstanding. The new Directors so elected shall serve until the next annual meeting of shareholders (unless a special meeting of shareholders shall be called and held as hereinafter provided) and until their successors shall be chosen and qualified. When all the accumulated dividends on the Cumulative Preferred Stock shall have been paid or declared and a sum set apart for the payment thereof and when all amounts which the Corporation shall have failed to set apart for or to apply to the retirement of any Cumulative Preferred Stock shall have been set apart in full, or, as the case may be, shall have been applied in the manner provided, a special meeting of shareholders shall be called by the Secretary of the Corporation upon like notice as that required for the annual meeting of shareholders upon request of, or may be called by the holders or record of, at least 10% of the shares of Common Stock of the Corporation then outstanding to elect new Directors, and upon the election and qualification of such new Directors the term of office of the Directors then in office shall terminate. The Directors elected at the special meeting of shareholders called by or at the request of holders of Common Stock shall serve until the next annual meeting of shareholders (unless a special meeting of shareholders shall be called and held as herein before provided) and until their successors shall be chosen and qualified.

9. So long as any of the Cumulative Preferred Stock remains outstanding, unless approved by the affirmative vote of the holders of 66 2/3% of all the shares of Cumulative Preferred Stock then outstanding as a class given at a meeting of which notice shall have been given to the holders of Cumulative Preferred Stock;

a. There shall not be authorized or created any class of stock ranking prior to or on a parity with the Cumulative Preferred Stock in payment of dividends or upon the dissolution, liquidation or winding-up of the Corporation, nor shall the authorized number of shares of Cumulative Preferred Stock be increased;

b. None of the express terms and provisions of Section A of this Article Fourth nor of the resolutions of the Board of Directors providing for the issue of any series of Cumulative Preferred Stock shall at any time be changed, altered, amended or repealed in any way or manner so as to affect the Cumulative Preferred Stock adversely, provided that if any such change, alteration, amendment or repeal shall adversely affect only one series of Cumulative Preferred Stock then outstanding the same shall not be made, unless in addition to the foregoing vote the same also shall have been approved by the affirmative vote of the holders of 66 2/3% of all the shares of the particular series then outstanding so affected as a class given at such meeting;

c. There shall not be authorized a reorganization involving any recapitalization or reclassification of shares of the Corporation, or a liquidation, dissolution or winding-up of the Corporation, or a consolidation or merger of the Corporation, or a disposal by sale, exchange, lease or in any other manner of all or substantially all of the property and assets of the Corporation.

10. So long as any of the Cumulative Preferred Stock remains outstanding, the Corporation will not issue any additional shares of Cumulative Preferred Stock, create, incur, issue or assume any indebtedness for borrowed money or advances of funds, or assume or guarantee any such indebtedness or permit any Subsidiary to create, incur, issue, assume or guarantee any such indebtedness or to issue any preferred stock (other than any such indebtedness or preferred stock issued by a Subsidiary to the Corporation or to a Wholly-Owned Subsidiary), unless either

[i] Immediately upon such issuance, creation, incurrence, assumption or guarantee the Consolidated Net Tangible Assets of the Corporation and its Domestic Subsidiaries shall be at least 200% of the sum of (A) the Consolidated Funded Indebtedness of the Corporation and its Domestic Subsidiaries, and (B) the par value of all the then outstanding shares of Cumulative Preferred Stock, or

[ii] Such action has been approved by the affirmative vote of the holders of 66 2/3% of all the shares of Cumulative Preferred Stock then outstanding as a class given at a meeting of which notice shall have been given to the holders of Cumulative Preferred Stock.

No holder of Cumulative Preferred Stock shall as such holder have any preemptive or preferential right of subscription to any stock of any class of the Corporation, or to any obligation convertible into stock of the Corporation issued or sold, or to any right of subscription to, or to any warrant or option for the purchase of, any such stock or obligation.

12. For the purposes of Section A of Article Fourth hereof:

a. The term "Consolidated Balance Sheet of the Corporation and its Domestic Subsidiaries" shall mean a consolidated balance sheet of the Corporation and its Domestic Subsidiaries prepared in accordance with generally accepted principles of accounting practice; except that at the option of the Corporation there need not be consolidated any Subsidiary which, in the judgment of the senior accounting officer of the Corporation is not required to be consolidated in accordance with generally accepted principles of accounting practice.

b. The term "Consolidated Funded Indebtedness of the Corporation and its Domestic Subsidiaries" shall be determined from a Consolidated Balance Sheet of the Corporation and its Domestic Subsidiaries and shall mean the Funded Indebtedness of the Corporation and its Domestic Subsidiaries on a consolidated basis.

c. The term "Consolidated Net Income of the Corporation and its Subsidiaries" shall mean the balance remaining after deducting from the consolidated earnings and other income and profits of the Corporation and its Subsidiaries all expenses and charges of every proper character, after provision for net profits applicable to shares of stock of Subsidiaries held by others than the Corporation, and after making appropriate provision for inter-company items, all as determined from time to time in accordance with generally accepted principles of accounting practice, provided that there shall not be included in any such determination any profits or losses of any Subsidiary which, in the judgment of the senior accounting officer of the Corporation, would not be required in accordance with generally accepted principles of accounting practice to be consolidated in a consolidated balance sheet of the Corporation and its Subsidiaries prepared as of the date of such determination.

d. The term "Consolidated Net Tangible Assets of the Corporation and its Domestic Subsidiaries" shall be determined from a Consolidated Balance Sheet of the Corporation and its Domestic Subsidiaries and shall mean total assets, less the following:

[1] Current liabilities, including liabilities for indebtedness maturing more than 12 months from the date of original creation thereof but maturing within 12 months from the date of determination;

[2] Reserves for depreciation and other asset valuation reserves;

[3] Intangible assets such as goodwill, trademarks, brands, trade names, patents and unamortized debt discount and expense; and

[4] Appropriate adjustments on account of minority interests of other persons holding stock in any Domestic Subsidiary of the Corporation.

e. The term "Domestic Subsidiary", when used with respect to the Corporation, shall mean any Subsidiary of the Corporation the principal part of the assets of which is located within and which has a principal place of business within the United States of America.

f. The term "Funded Indebtedness" shall mean any indebtedness for money borrowed and any indebtedness not assumed by the Corporation or any of its Domestic Subsidiaries which is secured by mortgages or liens on any property hereafter acquired by the Corporation or any of its Domestic Subsidiaries existing at the time of such acquisition, maturing by its terms more than 12 months from the date of the creation thereof or extendible or renewable at the option of the obligor to a date more than 12 months from the date of the original creation thereof, less (a) any indebtedness which on the date of determination of Funded Indebtedness shall be due and payable within 12 months from such date and (b) any indebtedness, not deducted under the foregoing clause (a), whether or not so assumed, for the payment, redemption or satisfaction of which money (or evidence of indebtedness, if permitted under the instrument creating such indebtedness) in the necessary amount shall have been deposited in trust with the trustee or proper depositary either at or before the maturity or redemption thereof.

g. The word "outstanding" used in reference to Cumulative Preferred Stock shall mean issued shares of Cumulative Preferred Stock, excluding shares held by the Corporation or a Subsidiary.

h. The term "Subsidiary" shall mean [i] any corporation of which the Corporation directly or indirectly owns or controls such number of shares of outstanding stock as at the time shall have by the terms thereof ordinary voting power to elect a majority of the Board of Directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, or [ii] any corporation of which such number of shares of outstanding stock of the character described in the foregoing clause [i] shall at the time be owned or controlled directly or indirectly by the Corporation and any Subsidiary as defined in the foregoing clause [i] or by one or more such Subsidiaries.

[i]The term "Wholly-Owned Subsidiary" shall mean [i] any corporation of which the Corporation directly or indirectly owns or controls at the time all of the outstanding stock except directors' qualifying shares having by the terms thereof ordinary voting power to elect the Board of Directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have voting power by reason of the happening of any contingency, or [ii] any corporation of which all of the outstanding stock of the character described in the foregoing clause [i] shall at the time be owned or controlled directly or indirectly by the Corporation and any Wholly-Owned Subsidiary as defined in the foregoing clause [i] or by one or more such Wholly-Owned Subsidiaries.

B. Provisions Relating to the Preferred Stock, Without Par Value
The Preferred Stock, without par value, may be issued from time to time in one or more series. Each such series shall consist of the number of shares and, subject to the preferential rights and powers of the holders of the Cumulative Preferred Stock, shall have such designation, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation. Authority is granted to the Board of Directors of the Corporation, subject to the provisions of this Article FOURTH, to authorize the issue of shares of Preferred Stock, without par value, in one or more series and, with respect to each such series, to fix, by such resolution or resolutions, the number of shares of which it shall consist and its designation, voting powers, preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof. All shares of any one such series thereof issued at different times may differ as to the dates of issue and the dates from which dividends thereon shall accumulate.

C. Provisions Relating to Common Stock
The Common Stock now outstanding and hereafter authorized and issued shall be subject to the preferred rights of the holders of the Cumulative Preferred Stock to the extent herein provided.
All or any of the shares of Common Stock may be issued from time to time by the Corporation, acting through the Board of Directors, without action by the stockholders, for such consideration, not less than par, as may be fixed from time to time by said Board, and any and all shares so issued, the full consideration for which (as so fixed by said Board) shall have been paid or delivered, shall be conclusively deemed to be fully paid and non-assessable.

D. Other Provisions
The number of shares with which this Corporation will commence business is six hundred fifty-two thousand nine hundred and sixty-four [652,964] being common shares without nominal or par value.

FIFTH: The existence of this Corporation is to be perpetual.

SIXTH: The affairs of the Corporation are to be conducted by the officers and persons fixed by the Bylaws; and such persons are to be chosen at the times and places fixed by the Bylaws.

SEVENTH: The Corporation may become seized and possessed of either real or personal estate, or both, to an unlimited extent, but a limit to the value of the property so held may be fixed by the Bylaws.

EIGHTH: The amount of indebtedness or liability which the Corporation may at any time incur shall be unlimited, unless a limit thereto be fixed by the Bylaws.

NINTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

TENTH:

A. The directors shall have power to make and to alter the Bylaws; to fix the amount to be reserved as working capital, and to authorize, and cause to be executed, mortgages, and liens, without limit as to amount, upon the property and franchises of the Corporation.

B. Any Bylaws made by the directors under the powers conferred hereby may be altered, amended, or repealed, and any provision inconsistent therewith may be adopted, by the directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, however, Section 3 of Article I and Sections 1, 3, 4, and 5 of
Article II of the Bylaws, all as in effect with the effectiveness of this Article, shall not be altered, amended, or repealed, and no provision inconsistent therewith shall be adopted, without the affirmative vote of at least 75% of the combined voting power of the then-outstanding shares of all classes and series of stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 75% of the Voting Stock, voting together as a single class, shall be required to alter, amend, or repeal, or adopt any provision inconsistent with, this Section B of Article TENTH.

C. The Bylaws shall determine whether and to what extent the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book, or document of the Corporation, except as conferred by law or the Bylaws, or by resolution of the stockholders.

D. The stockholders or directors shall have power to hold their meetings, and keep the books, outside of the State of Delaware, at such places as may be from time to time designated.

ELEVENTH:

A. As used in this Article ELEVENTH:

1. "Affiliate" and "Associate" shall be determined pursuant to Rule 12b-2 (or any successor rule) of the General Rules and Regulations under the Securities Exchange Act of 1934 (the "Exchange Act");

2. "Beneficial Ownership" shall be determined pursuant to Rule 13d-3 (or any successor rule) of the General Rules and Regulations under the Exchange Act and shall include:

[i] Shares of stock which a Person has the right to acquire, hold or vote whether pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants, options or otherwise; and

[ii] Shares of stock which are beneficially owned, directly or indirectly (including shares deemed owned through application of the foregoing clause [i]), by any Person (a) with which it or its Affiliate or Associate has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of stock of the Corporation or (b) which is its Affiliate or Associate;

3. "Business Combination" shall include:

[i] Any merger, consolidation or share exchange of the Corporation or any of its subsidiaries with or into (a) any Related Person, or (b) any other corporation (whether or not itself a Related Person) which is, or after such merger, consolidation or share exchange would be, an affiliate of a Related Person; in each case irrespective of which corporation or company is the surviving entity;

[ii] The sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with any Related Person (in one transaction or a series of transactions) of any assets of the Corporation or any subsidiary thereof or any assets of any Related Person having an aggregate fair market value of $1,000,000 or more;

[iii] The issuance or transfer by the Corporation or any subsidiary thereof (in one transaction or a series of transactions) of any securities of the Corporation or any subsidiary thereof to any Related Person (other than an issuance or transfer of securities which is effected on a pro rata basis to all shareholders of the Corporation) in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $1,000,000 or more;

[iv] The acquisition by the Corporation or any of its subsidiaries of any securities of a Related Person;

[v] The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Related Person;

[vi] Any reclassification or recapitalization of securities of the Corporation if the effect, directly or indirectly, of such transaction is to increase the relative voting power of any Related Person; or

[vii] Any agreement, contract or other arrangement providing for or resulting in any of the transactions described in this definition of Business Combination.

4. "Continuing Director" shall mean a member of the Board of Directors of the Corporation who is not affiliated with any Related Person and was a member of the Board of Directors prior to the time that the Related Person acquired the last shares of stock of the Corporation entitling such Related Person to exercise, in the aggregate, in excess of ten percent [10%] of the voting power of any class or series of capital stock of the Corporation, or a Person designated as a Continuing Director by a majority of Continuing Directors;

5. "Person" shall include any individual, corporation, partnership, person or other entity; and

6. "Related Person" shall mean any Person, together with any Affiliate or Associate of such Person, which has Beneficial Ownership, directly or indirectly, of shares of stock of the Corporation entitling such Person to exercise ten percent [10%] or more of the voting power of the outstanding shares of any class or series of capital stock of the Corporation, together with the successors and assigns of any such Person in any transaction or series of transactions not involving a public offering of the Corporation's stock within the meaning of the Securities Act of 1933, except the Corporation or employee benefit plans of the Corporation and the trustees of such plans in such capacity.

B. Unless the conditions set forth in subparagraphs [1] or [2] of this paragraph B are satisfied, the affirmative vote of not less than seventy-five percent [75%] of the voting power of all the then outstanding shares of capital stock of the Corporation entitled to vote in elections of directors, considered for the purposes of this Article ELEVENTH as one class, shall be required for the adoption or authorization of a Business Combination involving any Related erson. Such affirmative vote shall be required notwithstanding the act that no vote, or a lesser percentage, may be required by law or n any agreement with any national securities exchange or otherwise, but such 75% affirmative vote shall not be applicable if:

1. A Business Combination with a Related Person is approved by a majority of the Continuing Directors; such approval shall be made by a majority of the Continuing Directors even if such majority does not constitute a quorum of the members of the Board of Directors then in office and shall be in addition to any other approval of the Corporation's Board of Directors required by applicable law; or

2. All of the following conditions are satisfied:

[i] The cash and fair market value of the property, securities or other consideration (including, without limitation, stock of the Corporation retained by its existing public stockholders in the event of a Business Combination in which the Corporation is the surviving corporation) to be received per share by the holders of each class or series of stock of the Corporation in a Business Combination with a Related Person is not less than the highest per share price (including brokerage commissions and soliciting dealer's fees) paid by such Related Person in acquiring any shares of such class or series, respectively; and

[ii] The consideration to be received by holders of a particular class of securities shall be in cash or in the same form as the Related Person has previously paid for shares of such class of stock. If the Related Person has paid for shares of any class of stock with varying forms of consideration, the form of consideration for such class of stock shall be either cash or the form used to acquire the largest number of shares of such class of stock previously acquired by it; and

[iii] After a Person has become a Related Person and prior to the consummation of a Business Combination, except as approved by a majority of the Continuing Directors (a) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock and (b) there shall have been [1] no reduction in the annual rate of dividends paid on shares of common stock of the Corporation (except as necessary to reflect any subdivision of such shares), and [2] an increase in the annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of common stock of the Corporation; and

[iv] After a Person has become a Related Person and prior to the consummation of a Business Combination, except as approved by a majority of the Continuing Directors, there shall have been no amendment to any trust or other agreement with respect to any employee savings, stock, pension or other benefit plan the effect of which is to change in any manner the provisions governing the voting of any capital stock in such plan; and

[v] The Related Person shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

[vi] A proxy or information statement complying with the requirements of the Exchange Act shall be mailed to public stockholders of the Corporation (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act). The proxy statement shall contain at the front thereon, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may choose to state and, if deemed useful by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of such Business Combination, from the point of view of the remaining public stockholders of the Corporation (such investment banking firm to be selected by a majority of the Continuing Directors and to be paid a reasonable fee for their services by the Corporation upon receipt of such opinion).

C. The provisions of this Article ELEVENTH shall also apply to a Business Combination with any Person which at any time has been a Related Person, notwithstanding the fact that such Person is no longer a Related Person, if, at the time the definitive agreement or other arrangements relating to a Business Combination with such Person was entered into, it was a Related Person or if, as of the record date for the determination of stockholders entitled to notice of and to vote on the Business Combination, such Person is an Affiliate of the Corporation.

D. A majority of the Continuing Directors shall have the power and duty, consistent with their fiduciary obligations, to determine for the purposes of this Article ELEVENTH, on the basis of information known to them,

[1] Whether any Person is a Related Person;

[2] Whether any Person is an Affiliate or Associate of another;

[3] Whether any Person has an agreement, arrangement, or understanding with another; or

[4] The fair market value of property, securities or other consideration (other than cash) to be received by holders of shares of stock of the Corporation. The good faith determination of a majority of the Continuing Directors of such matters shall be binding and conclusive for purposes of this Article ELEVENTH.

E. No amendment to the Certificate of Incorporation of the Corporation shall amend, alter, change or repeal any of the provisions of this Article ELEVENTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of not less than seventy-five percent [75%] of the shares of stock of the Corporation entitled to vote in elections of directors, considered for the purposes of this Article ELEVENTH as one class; provided that this paragraph E shall not apply to, and such seventy-five percent [75%] vote shall not be required for, any amendment, alteration, change or repeal recommended to the stockholders by a majority of the Continuing Directors.

F. Nothing contained in this Article ELEVENTH shall be construed to relieve the Board of Directors or any Related Person from any fiduciary obligation imposed by law.

TWELFTH:

A. Any action by stockholders of the Corporation shall be taken at a meeting of stockholders and no corporate action may be taken by written consent of stockholders entitled to vote upon such action.

B. No amendment to the Certificate of Incorporation of the Corporation shall amend, alter, change or repeal any of the provisions of this Article TWELFTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of not less than seventy-five percent [75%] of the shares of stock of the Corporation entitled to vote in elections of directors, considered for the purposes of this Article TWELFTH as one class.

THIRTEENTH:

A. The number of directors of the Corporation shall be determined from time to time only by resolution adopted by the Board of Directors pursuant to the Bylaws. The directors shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws of the Corporation, with each director in each class to hold office until his or her successor is elected and qualified. At each annual meeting of stockholders beginning with the annual meeting of stockholders to be held in 1987, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is elected and qualified.

B. Advance notice of stockholder nominations for the election of directors shall be given in the manner provided by the Bylaws of the Corporation.

C. Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, an increase in the number of directors, or other causes shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

D. Any director may be removed from office, with cause, but only by the affirmative vote of at least 75% of the combined voting power of the then outstanding a shares of all classes and series of stock of the company entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class.

E. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 75% of the combined voting power of the Voting Stock, voting together as a single class, shall be required to alter, amend, or repeal, or adopt any provision inconsistent with, this Article THIRTEENTH.

FOURTEENTH:

A. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to
Section 174 of the Delaware General Corporation Law or any amendment or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit.

B. The Corporation shall indemnify in the same manner and to the fullest extent permitted by the General Corporation Law of the State of Delaware, as it may be in effect from time to time, all persons that such law grants the Corporation the power to indemnify.

C. No amendment to or repeal of any provision of this Article FOURTEENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.